UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 1, 2006

Date of report (date of earliest event reported)

Foundation Coal Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-118427	42-1638663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Corporate Boulevard, Suite 300, Linthicum Heights, MD 21090-2227

(Address of Principal Executive Offices)

410-689-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

As described below, Foundation Coal Corporation and Allen S. Pack, Jr. entered into a Restricted Stock Unit Agreement.

The Restricted Stock Unit Agreement effective July 1, 2006 includes the following material terms capitalized terms are defined in the Restricted Stock Agreement:

•	40,500 Restricted Stock Units (11,340 Time Restricted Stock Units, 7,290 EBITDA Restricted Stock Units, 7,290 Free Cash Flow (“FCF”) Restricted Stock Units, 7,290 EBITDA/Revenue Margin Restricted Stock Units and 7,290 Production Restricted Stock Units) granted pursuant to the Company’s 2004 Stock Incentive Plan with a grant date of July 1, 2006.

•	One-third of the Time Restricted Stock Units are earned on December 31, 2006 and each December 31st thereafter until such Time Restricted Stock Units are one hundred percent earned.

•	Subject to achieving certain EBITDA performance criteria, up to one-third of the EBITDA Restricted Stock Units can be earned on each Performance Date through December 31, 2008.

•	Subject to achieving certain Free Cash Flow performance criteria, up to one-third of the FCF Restricted Stock Units can be earned on each Performance Date through December 31, 2008.

•	Subject to achieving certain EBITDA/Revenue Margin performance criteria, up to one-third of the EBITDA/Revenue Margin Restricted Stock Units can be earned on each Performance Date through December 31, 2008.

•	Subject to achieving certain Production performance criteria, up to one-third of the Production Restricted Stock Units can be earned on each Performance Date through December 31, 2008.

•	Contingent upon continued employment, Restricted Stock Units earned on each Performance Date vest on March 17, 2009. Capitalized terms are defined in the

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Restricted Stock Agreement dated as of July 1, 2006 by and between Foundation Coal Corporation and Allen S. Pack, Jr.

A copy of the Restricted Stock Unit Agreement is furnished as Exhibits 99.1 and is incorporated herein by reference to this Item

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit 99.1	Restricted Stock Unit Agreement dated as of July 1, 2006 by and between Foundation Coal Corporation and Allen S. Pack, Jr.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2006

Foundation Coal Holdings, Inc.

/s/ Frank J. Wood
Senior Vice President and Chief Financial Officer

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